EXHIBIT 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Community Financial Shares, Inc. on Form S-8 (File No. 333-133662) of our report dated March 27, 2007, on our audits of the consolidated financial statements of Community Financial Shares, Inc. as of December 31, 2006 and 2005 and for the three years in the period ended December 31, 2006, which report is included in the Annual Report on Form 10-K of Community Financial Shares, Inc. for the year ended December 31, 2006.

Indianapolis, Indiana

March 27, 2007